Exhibit 99.1
BRINKER INTERNATIONAL REPORTS SECOND QUARTER OF FISCAL 2025 RESULTS AND UPDATES FISCAL 2025 GUIDANCE
DALLAS (January 29, 2025) – Brinker International, Inc. (NYSE: EAT) today announced its financial results for the second quarter ended December 25, 2024.
Second Quarter Fiscal 2025 Financial Highlights
“Improving fundamentals continues to drive a better guest experience and sustained business results,” said President and CEO Kevin Hochman, “Chili’s sales comps accelerated to +31%, driven both by new guests trying Chili’s and return guests coming more frequently despite a more competitive promotional environment. These results would indicate we are building a much stronger business for the long term.”
Company sales were $1,346.1 million in the second quarter of fiscal 2025 compared to $1,063.7 million in the second quarter of fiscal 2024. Comparable restaurant sales increased 27.4%, with an increase in comparable restaurant sales of 31.4% for Chili’s and 1.8% for Maggiano’s. Chili’s sales growth was driven by a 19.9% increase in traffic generated by investments in advertising behind industry leading value that brought guests in and operational improvements that brought guests back. Higher Company sales resulted in operating income margin increasing to 11.5% and restaurant operating margin (non-GAAP) increasing to 19.1% for the second quarter. Additionally, General and administrative expenses during the second quarter of fiscal 2025 increased primarily due to higher incentive compensation and recent technology initiatives.
Financial results for the second quarter of fiscal 2025 and fiscal 2024 were as follows:

	Second Quarter
	2025	2024	Variance
Company sales	$1,346.1	$1,063.7	$282.4
Total revenues	$1,358.2	$1,074.1	$284.1

Operating income	$156.0	$62.4	$93.6
Operating income as a % of Total revenues	11.5%	5.8%	5.7%
Restaurant operating margin, non-GAAP(1)	$256.8	$139.8	$117.0
Restaurant operating margin as a % of Company sales, non-GAAP(1)	19.1%	13.1%	6.0%
Net income	$118.5	$42.1	$76.4
Adjusted EBITDA, non-GAAP(1)	$215.8	$107.0	$108.8

Net income per diluted share	$2.61	$0.94	$1.67
Net income per diluted share, excluding special items, non-GAAP(1)	$2.80	$0.99	$1.81
Comparable Restaurant Sales(2)

Q2:25 vs 24
Brinker	27.4%
Chili’s	31.4%
Maggiano’s	1.8%
(1)See Non-GAAP Information and Reconciliations section below for more details.

(2)Comparable Restaurant Sales include restaurants that have been in operation for more than 18 full months. Restaurants temporarily closed for 14 days or more are excluded from comparable restaurant sales. Percentage amounts are calculated based on the comparable periods year-over-year.
Updates to Full Year Fiscal 2025 Guidance
We are providing the following updated guidance for fiscal 2025. Our revenue guidance is based on sustained elevated sales levels consistent with the Company’s recent trends. A moderation in sales or the risks outlined in the Forward-Looking Statements paragraph of this press release, among other risks, could cause actual results to differ materially from forecasted results.
•Total revenues are expected to be in the range of $5.15 billion - $5.25 billion;
•Net income per diluted share, excluding special items, non-GAAP, is expected to be in the range of $7.50 - $8.00; and
•Capital expenditures are expected to be in the range of $240.0 million - $260.0 million.
We are reiterating the following full year fiscal 2025 guidance:
•Weighted average shares are expected to be in the range of 45 million - 47 million.
We are unable to reliably forecast special items without unreasonable effort. As such, we do not present a reconciliation of forecasted non-GAAP measures to the corresponding GAAP measures.
Second Quarter of Fiscal 2025 Operating Performance
Segment Performance
The table below presents selected financial information (in millions, except as noted) related to our segments’ operational performance for the thirteen week periods ended December 25, 2024 and December 27, 2023:

	Chili’s			Maggiano’s
	Second Quarter		Variance	Second Quarter		Variance
	2025	2024		2025	2024
Company sales	$1,196.9	$916.9	$280.0	$149.2	$146.8	$2.4
Franchise revenues	11.9	10.3	1.6	0.2	0.1	0.1
Total revenues	$1,208.8	$927.2	$281.6	$149.4	$146.9	$2.5

Company restaurant expenses(1)	$973.5	$810.5	$163.0	$115.4	$113.2	$2.2
Company restaurant expenses as a % of Company sales	81.3%	88.4%	(7.1)%	77.3%	77.1%	0.2%

Operating income	$175.1	$70.1	$105.0	$28.2	$28.2	$—
Operating income as a % of Total revenues	14.5%	7.6%	6.9%	18.9%	19.2%	(0.3)%

Restaurant operating margin, non-GAAP(2)	$223.4	$106.4	$117.0	$33.8	$33.6	$0.2
Restaurant operating margin as a % of Company sales, non-GAAP(2)	18.7%	11.6%	7.1%	22.7%	22.9%	(0.2)%
(1)Company restaurant expenses includes Food and beverage costs, Restaurant labor and Restaurant expenses, and excludes Depreciation and amortization, General and administrative and Other (gains) and charges.
(2)See Non-GAAP Information and Reconciliations section below for more details.

Chili’s
•Chili’s Company sales increased primarily due to favorable comparable restaurant sales driven by higher traffic, favorable menu item mix and menu pricing.
•Chili’s Company restaurant expenses, as a percentage of Company sales, decreased primarily due to sales leverage, partially offset by higher hourly labor, repairs and maintenance, higher manager salaries and bonus, and unfavorable commodity costs.
•Chili’s franchisees generated sales of approximately $232.3 million for the second quarter of fiscal 2025 compared to $216.9 million for the second quarter of fiscal 2024.
Maggiano’s
•Maggiano’s Company sales increased primarily due to favorable comparable restaurant sales driven by menu pricing, partially offset by lower traffic.
•Maggiano’s Company restaurant expenses, as a percentage of Company sales, increased slightly primarily due to higher advertising, management salary, repairs and maintenance, and unfavorable commodity costs, offset by sales leverage and lower hourly labor.
Corporate
•On a GAAP basis, the effective income tax rate was 16.4% in the second quarter of fiscal 2025. The effective income tax rate is lower than the statutory rate of 21.0% due primarily to leverage of the FICA tip credit. Excluding the impact of special items, the effective income tax rate was an expense of 17.3% in the second quarter of fiscal 2025.
Webcast Information
Investors and interested parties are invited to listen to today’s conference call, as management will provide further details of the quarter and business updates. The call will be broadcast live on Brinker’s website today, January 29, 2025 at 9 a.m. CDT:
https://investors.brinker.com/events/event-details/q2-2025-brinker-international-earnings-conference-call
For those who are unable to listen to the live broadcast, a replay of the call will be available shortly thereafter and will remain on Brinker’s website until at least the end of the day January 29, 2026.
Additional financial information, including statements of income which detail operations excluding special items, and comparable restaurant sales trends by brand, is also available on Brinker’s website under the Financial Information section of the Investor tab.
Forward Calendar
•SEC Form 10-Q for the second quarter of fiscal 2025 filing on or before February 3, 2025.
•Earnings release call for the third quarter of fiscal 2025 on April 29, 2025
Non-GAAP Measures
Brinker management uses certain non-GAAP measures in analyzing operating performance and believes that the presentation of these measures in this release provides investors with information that is beneficial to gaining an understanding of the Company’s financial results. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in the tables below.

About Brinker
Brinker International, Inc. is one of the world’s leading casual dining restaurant companies and home of Chili’s® Grill & Bar, and Maggiano’s Little Italy.® Founded in 1975 in Dallas, Texas, we’ve ventured far from home, but stayed true to our roots. Brinker owns, operates or franchises more than 1,600 restaurants in the United States, 27 other countries and two U.S. territories. Our passion is making everyone feel special, and we hope you feel that passion each time you visit one of our restaurants or invite us into your home through takeout or delivery. Learn more about Brinker and its brands at brinker.com.
Forward-Looking Statements
The statements and tables contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only based on our current plans and expectations as of the date such statements are made, and we undertake no obligation to update forward-looking statements to reflect events or circumstances arising after the date such statements are made. Forward-looking statements are neither predictions nor guarantees of future events or performance and are subject to risks and uncertainties which could cause actual results to differ materially from our historical results or from those projected in forward-looking statements. Such risks and uncertainties include, among other things, the impact of general economic conditions, including inflation, on economic activity and on our operations; disruptions on our business including consumer demand, costs, product mix, our strategic initiatives, operations, technology and assets, and our financial performance; the impact of competition, including competitors employing our same strategies or discounting their offerings; changes in consumer preferences, including shifts in their brand preferences; consumer perception of food safety; reduced consumer discretionary spending; governmental regulations; the effectiveness of the Company's business strategy plan; loss of key management personnel; failure to hire and retain high-quality restaurant management and team members; increasing regulation surrounding wage inflation and competitive labor markets; the impact of social media, including the potential governmental ban of platforms used by the Company in its marketing initiatives; reputational damage or unfavorable publicity for our brands, which may result from actions of franchisees not within our control; reliance on technology and third party delivery providers; failure to protect the security of data of our guests and team members; product availability and supply chain disruptions; regional business and economic conditions; volatility in consumer, commodity, transportation, labor, currency and capital markets; litigation; franchisee success; technology failures; failure to protect our intellectual property; outsourcing; impairment of goodwill or assets; failure to maintain effective internal control over financial reporting; downgrades in credit ratings; changes in estimates regarding our assets; actions of activist shareholders; failure to comply with new environmental, social and governance (“ESG”) requirements; failure to achieve any goals, targets or objectives with respect to ESG matters; adverse weather conditions; terrorist acts; cybersecurity, artificial intelligence and phishing threats; health epidemics or pandemics; tax reform; inadequate insurance coverage; and limitations imposed by our credit agreements as well as the risks and uncertainties described in “Risk Factors” in our Annual Report on Form 10-K and future filings with the Securities and Exchange Commission.

BRINKER INTERNATIONAL, INC.
Consolidated Statements of Comprehensive Income (Unaudited)
(In millions, except per share amounts)

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	December 25, 2024	December 27, 2023	December 25, 2024	December 27, 2023
Revenues
Company sales	$1,346.1	$1,063.7	$2,473.4	$2,065.7
Franchise revenues	12.1	10.4	23.8	20.9
Total revenues	1,358.2	1,074.1	2,497.2	2,086.6
Operating costs and expenses
Food and beverage costs	343.9	273.1	628.2	531.9
Restaurant labor	421.0	356.1	798.4	704.2
Restaurant expenses	324.4	294.7	638.3	585.5
Depreciation and amortization	47.7	41.3	94.0	83.2
General and administrative	53.1	43.2	104.9	85.6
Other (gains) and charges(1)	12.1	3.3	21.0	9.6
Total operating costs and expenses	1,202.2	1,011.7	2,284.8	2,000.0
Operating income	156.0	62.4	212.4	86.6
Interest expenses	14.7	16.7	29.0	33.7
Other income, net	(0.4)	(0.1)	(0.6)	(0.1)
Income before income taxes	141.7	45.8	184.0	53.0
Provision for income taxes	23.2	3.7	27.0	3.7
Net income	$118.5	$42.1	$157.0	$49.3

Basic net income per share	$2.67	$0.95	$3.52	$1.11

Diluted net income per share	$2.61	$0.94	$3.44	$1.09

Basic weighted average shares outstanding	44.4	44.2	44.7	44.4

Diluted weighted average shares outstanding	45.5	44.9	45.7	45.1

Other comprehensive income (loss)
Foreign currency translation adjustment	$(0.5)	$0.2	$(0.4)	$—
Comprehensive income	$118.0	$42.3	$156.6	$49.3

(1)Other (gains) and charges included in the Consolidated Statements of Comprehensive Income (Unaudited) included (in millions):

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	December 25, 2024	December 27, 2023	December 25, 2024	December 27, 2023
Litigation & claims, net	$6.1	$1.0	$8.6	$3.2
Enterprise system implementation costs	5.2	2.1	9.6	4.1
Restaurant closure asset write-offs and charges	0.8	0.2	1.5	0.8
Loss from natural disasters, net (of insurance recoveries)	0.7	(0.6)	0.7	(0.4)
Lease modification gain, net	(0.7)	—	(1.0)	(0.1)
Other	—	0.6	1.6	2.0
Total other (gains) and charges	$12.1	$3.3	$21.0	$9.6
BRINKER INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	December 25, 2024	June 26, 2024
ASSETS
Total current assets	$210.7	$234.1
Net property and equipment	893.3	879.7
Operating lease assets	1,082.3	1,095.2
Deferred income taxes, net	105.6	113.9
Other assets	268.4	270.2
Total assets	$2,560.3	$2,593.1
LIABILITIES AND SHAREHOLDERS’ EQUITY
Total current liabilities	$644.3	$622.3
Long-term debt and finance leases, less current installments	652.0	786.3
Long-term operating lease liabilities, less current portion	1,068.0	1,084.5
Other liabilities	64.5	60.6
Total shareholders’ equity	131.5	39.4
Total liabilities and shareholders' equity	$2,560.3	$2,593.1

BRINKER INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Twenty-Six Week Periods Ended
	December 25, 2024	December 27, 2023
Cash flows from operating activities
Net income	$157.0	$49.3
Adjustments to reconcile Net income to Net cash provided by operating activities:
Depreciation and amortization	94.0	83.2
Deferred income taxes, net	8.3	(8.4)
Stock-based compensation	14.3	10.1
Non-cash other (gains) and charges	7.9	4.3
Net loss on disposal of assets	6.1	1.5
Other	1.3	1.3
Changes in assets and liabilities	(7.9)	9.0
Net cash provided by operating activities	281.0	150.3
Cash flows from investing activities
Payments for property and equipment	(105.8)	(89.5)
Proceeds from note receivable	—	1.3
Proceeds from sale of assets	—	0.7
Insurance recoveries	—	0.7
Net cash used in investing activities	(105.8)	(86.8)
Cash flows from financing activities
Borrowings on revolving credit facility	515.0	199.0
Payments on revolving credit facility	(300.0)	(224.0)
Payments on long-term debt	(362.1)	(5.6)
Purchases of treasury stock	(85.2)	(25.1)
Proceeds from issuance of treasury stock	7.4	0.5
Payments for debt issuance costs	(0.1)	(0.7)
Net cash used in financing activities	(225.0)	(55.9)
Net change in cash and cash equivalents	(49.8)	7.6
Cash and cash equivalents at beginning of period	64.6	15.1
Cash and cash equivalents at end of period	$14.8	$22.7

BRINKER INTERNATIONAL, INC.
Restaurant Summary

			Fiscal 2025 New Openings
	Total Restaurants Open at December 25, 2024	Total Restaurants Open at December 27, 2023	Second Quarter Openings	Fiscal Year Openings	Full Year Projected Openings
Company-owned restaurants
Chili’s domestic	1,110	1,130	—	1	7
Chili’s international	4	4	—	—	—
Maggiano’s domestic	50	50	—	—	—
Total Company-owned	1,164	1,184	—	1	7
Franchise restaurants
Chili’s domestic	99	100	—	2	2-4
Chili’s international	358	372	6	18	21-25
Maggiano’s domestic	3	2	1	1	1
Total franchise	460	474	7	21	24-30
Total Company-owned and franchise
Chili’s domestic	1,209	1,230	—	3	9-11
Chili’s international	362	376	6	18	21-25
Maggiano’s domestic	53	52	1	1	1
Total	1,624	1,658	7	22	31-37
NON-GAAP INFORMATION AND RECONCILIATIONS
Comparable Restaurant Sales

	Comparable Restaurant Sales(1)		Price Impact		Mix-Shift(2)		Traffic
	Q2:25 vs 24	Q2:24 vs 23	Q2:25 vs 24	Q2:24 vs 23	Q2:25 vs 24	Q2:24 vs 23	Q2:25 vs 24	Q2:24 vs 23
Company-owned	27.4%	5.2%	5.0%	7.1%	5.9%	(0.8)%	16.5%	(1.1)%
Chili’s	31.4%	5.0%	4.9%	6.6%	6.6%	(1.0)%	19.9%	(0.6)%
Maggiano’s	1.8%	6.7%	6.4%	10.5%	0.3%	0.4%	(4.9)%	(4.2)%
Franchise(3)	6.8%	0.3%
U.S.	21.1%	6.4%
International	(1.0)%	(2.7)%
Chili’s domestic(4)	30.8%	5.1%
System-wide(5)	24.2%	4.4%
(1)Comparable Restaurant Sales include all restaurants that have been in operation for more than 18 full months. Restaurants temporarily closed 14 days or more are excluded from Comparable Restaurant Sales. Percentage amounts are calculated based on the comparable periods year-over-year.
(2)Mix-Shift is calculated as the year-over-year percentage change in Company sales resulting from the change in menu items ordered by guests.
(3)Franchise sales generated by franchisees are not included in Total revenues in the Consolidated Statements of Comprehensive Income (Unaudited); however, we generate royalty revenues and advertising fees based on franchisee revenues, where applicable. We believe presenting Franchise Comparable Restaurant Sales provides investors relevant information regarding total brand performance.
(4)Chili’s domestic Comparable Restaurant Sales percentages are derived from sales generated by Company-owned and franchise-operated Chili’s restaurants in the United States.

(5)System-wide Comparable Restaurant Sales are derived from sales generated by Chili’s and Maggiano’s Company-owned and franchise-operated restaurants.
Reconciliation of Net Income Excluding Special Items (in millions, except per share amounts)
Brinker believes excluding special items from its financial results provides investors with a clearer perspective of the Company’s ongoing operating performance and a more relevant comparison to prior period results.

	Q2 25	EPS Q2 25	Q2 24	EPS Q2 24
Net income, GAAP	$118.5	$2.61	$42.1	$0.94
Special items - Other (gains) and charges(1)	12.1	0.27	3.3	0.07
Income tax effect related to special items(2)	(3.0)	(0.07)	(0.8)	(0.02)
Special items, net of taxes	9.1	0.20	2.5	0.05
Adjustment for special tax items(3)	(0.3)	(0.01)	0.1	—
Net income, excluding special items, non-GAAP	$127.3	$2.80	$44.7	$0.99
(1)See footnote (1) to the Consolidated Statements of Comprehensive Income (Unaudited) for additional details on the composition of Other (gains) and charges.
(2)Income tax effect related to special items is based on the statutory tax rate in effect at the end of each period.
(3)Adjustment for special tax items primarily represents excess tax benefits associated with stock-based compensation.
Reconciliation of Restaurant Operating Margin (in millions, except percentages)

	Chili’s		Maggiano’s		Brinker
	Q2 25	Q2 24	Q2 25	Q2 24	Q2 25	Q2 24
Operating income, GAAP	$175.1	$70.1	$28.2	$28.2	$156.0	$62.4
Operating income as a % of Total revenues	14.5%	7.6%	18.9%	19.2%	11.5%	5.8%

Operating income, GAAP	$175.1	$70.1	$28.2	$28.2	$156.0	$62.4
Less: Franchise revenues	(11.9)	(10.3)	(0.2)	(0.1)	(12.1)	(10.4)
Plus: Depreciation and amortization	41.8	35.5	3.4	3.2	47.7	41.3
General and administrative	12.2	10.2	2.4	2.1	53.1	43.2
Other (gains) and charges	6.2	0.9	0.0	0.2	12.1	3.3
Restaurant operating margin, non-GAAP	$223.4	$106.4	$33.8	$33.6	$256.8	$139.8
Restaurant operating margin as a % of Company sales, non-GAAP	18.7%	11.6%	22.7%	22.9%	19.1%	13.1%
Restaurant operating margin is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative to operating income as an indicator of financial performance. Restaurant operating margin is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance of ongoing restaurant-level operations. This non-GAAP measure is not indicative of overall Company performance and profitability because this measure does not directly accrue benefit to the shareholders due to the nature of costs excluded.
We define Restaurant operating margin as Company sales less Food and beverage costs, Restaurant labor and Restaurant expenses. We believe this metric provides a more useful comparison between periods and enables investors to focus on the performance of restaurant-level operations by excluding revenues not related to food and beverage sales at Company-owned restaurants, corporate General and administrative expenses, Depreciation and amortization, and Other (gains) and charges. Restaurant operating margin as presented may not be comparable to other similarly titled measures of other companies in our industry.

Reconciliation of Adjusted EBITDA (in millions)
Adjusted EBITDA is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative to net income as an indicator of financial performance. Brinker believes presenting Adjusted EBITDA provides a useful measure of our operating performance, excluding the impacts of financing costs, capital expenditures and special items. We define Adjusted EBITDA as Net income before Provision for income taxes, Other income, net, Interest expenses, Depreciation and amortization and Other (gains) and charges.

	Quarter		Year-to-Date
	Q2 25	Q2 24	Q2 25	Q2 24
Net income - GAAP	$118.5	$42.1	$157.0	$49.3
Provision for income taxes	23.2	3.7	27.0	3.7
Other income, net	(0.4)	(0.1)	(0.6)	(0.1)
Interest expenses	14.7	16.7	29.0	33.7
Depreciation and amortization	47.7	41.3	94.0	83.2
Other (gains) and charges	12.1	3.3	21.0	9.6
Adjusted EBITDA, non-GAAP	$215.8	$107.0	$327.4	$179.4

FOR ADDITIONAL INFORMATION, CONTACT:

KIM SANDERS
INVESTOR RELATIONS
investor.relations@brinker.com

MEDIA RELATIONS
media.requests@brinker.com

(800) 775-7290
3000 OLYMPUS BOULEVARD
DALLAS, TEXAS 75019